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                                                                      EXHIBIT 11


                        EARNINGS PER SHARE COMPUTATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
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
                                                                              1998           1997           1996
                                                                              ----           ----           ----
EARNING PER COMMON AND DILUTIVE
  POTENTIAL COMMON SHARE:
  Income Before Extraordinary Item                                           $29,602        $21,662        $11,887
                                                                             =======        =======        =======
  Net Income                                                                 $29,602        $21,204        $10,501
                                                                             =======        =======        =======
  Shares:
  Weighted average number of common
     shares outstanding - Basic                                               26,294         21,374         18,523
  Effect of dilutive securities (a):
     Stock options                                                               607            736            536
     Warrants                                                                                   385            441
                                                                             -------        -------        -------
   Adjusted common shares - Diluted                                           26,901         22,495         19,500
                                                                             =======        =======        =======

EARNINGS PER SHARE - DILUTED:
  Income Before Extraordinary Item                                           $  1.10        $  0.96        $  0.61
                                                                             =======        =======        =======
  Net Income                                                                 $  1.10        $  0.94        $  0.54
                                                                             =======        =======        =======

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(a)      Shares issuable were derived using the "Treasury Stock Method" for all dilutive potential shares.